EXHIBIT 4.2

EXHIBIT B TO ARTL SUBSCRIPTION AGREEMENT

NEITHER THIS SECURITY NOR ANY SECURITIES WHICH MAY BE ISSUED UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR OTHER JURISDICTION OR ANY EXCHANGE OR SELF-REGULATORY ORGANIZATION, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER LAWS AND REQUIREMENTS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR LISTING OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AND/OR LISTING REQUIREMENTS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

ARTELO BIOSCIENCES, INC.

SERIES C COMMON STOCK PURCHASE WARRANT

No. C-000[●]	Issuance Date:[●], 2018

Artelo Biosciences, Inc., a Nevada corporation (the “Company”), hereby certifies that [NAME], its permissible transferees, designees, successors and assigns (collectively, the “Holder”), for value received, is entitled to purchase from the Company at any time and from time to time commencing on the date first appearing above (the “Issuance Date”), up to and through 12:01 a.m. (EST) on the date five (5) years from the Issuance Date (the “Termination Date”) up to [●●●] shares (each, a “Share” and collectively the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), at an exercise price per Share of $1.75 (the “Exercise Price”). The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

This Series C Common Stock Purchase Warrant (this “Warrant”) is issued pursuant to the Subscription Agreement between the Holder and the Company (the “Subscription Agreement”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Subscription Agreement.

1. Method of Exercise; Payment.

(a) Exercise. The purchase rights represented by this Warrant may be exercised for cash, by the Holder, in whole or in part, at any time, or from time to time, by the surrender of this Warrant (with the notice of exercise form (the “Notice of Exercise”) attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

EXHIBIT B TO ARTL SUBSCRIPTION AGREEMENT

(b) FOR AFFILIATED PURCHASERS ONLY.

In the event Holder is an Affiliated Purchaser and wishes to exercise this Warrant by means of a “cashless exercise” in which Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) equals the closing price of the Company’s Common Stock, as reported on the Trading Market on which the Company’s Common Stock is then listed or quoted for trading on the Trading Date preceding the date of the election to exercise; or, if the Company’s Common Stock is not then listed or traded on a Trading Market, then the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Recipient and the Company, the fees and expenses of which shall be paid by the Company;

(B) equals the Exercise Price of the Warrant, as adjusted from time to time in accordance herewith; and

(X) equals the number of Warrant Shares Holder wishes to exercise in accordance with the terms of this Warrant by means of a cashless exercise.

(c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable after this Warrant is surrendered and delivered to the Company along with all other appropriate documentation on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

(d) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

(e) Acknowledgment. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this Section 1, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2. Warrant.

(a) Transfer and Replacement. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. The Holder consents that the Company may, if it desires, permit the transfer of this Warrant out of the Holder’s name only when the Holder’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state “blue sky” laws. At any time prior to the exercise hereof, this Warrant may be exchanged upon presentation and surrender to the Company, alone or with other warrants of like tenor of different denominations registered in the name of the same Holder, for another warrant or warrants of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the warrant or warrants surrendered.

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EXHIBIT B TO ARTL SUBSCRIPTION AGREEMENT

(b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

(c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant shall be promptly canceled by the Company. The Holder shall pay all taxes and all other expenses (including legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 2.

(d) Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the “Warrant Register”), in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

3. Rights and Obligations of Holders of this Warrant.

The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of this Warrant, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant, together with a duly executed Notice of Exercise, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Common Stock certificate.

4. Adjustments.

During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4.

(a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

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EXHIBIT B TO ARTL SUBSCRIPTION AGREEMENT

(b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

(d) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

(e) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

(f) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

(g) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall round up the number of shares to the issued.

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EXHIBIT B TO ARTL SUBSCRIPTION AGREEMENT

(h) Other Notices. In case at any time:

(i)	the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

(ii)	the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii)	there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

(iv)	there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

(i) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 8 hereof, and the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

5. Legends.

All certificates representing shares of Common Stock underlying this Warrant shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the Securities Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant.

6. Disposition of Warrants or Shares.

The Holder of this Warrant, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the Securities Act. Furthermore, it shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

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EXHIBIT B TO ARTL SUBSCRIPTION AGREEMENT

7. Merger or Consolidation.

The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

8. Notices.

Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8):

If to the Company:

Aretelo Biosciences, Inc.

888 Prospect Street, Suite 210

La Jolla, CA. 92037 USA

President and Chief Executive Officer

If to the Holder, at the address set forth on the signature page of the Subscription Agreement.

Notwithstanding the time of effectiveness of notices set forth in this Section 8, a Notice of Exercise shall not be deemed effectively given until it has been duly completed and submitted to the Company together with this original Warrant and payment of the Exercise Price in a manner set forth in this Section 8.

9. Governing Law.

This Agreement shall be governed by and construed solely and exclusively in accordance with and pursuant to the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City of New York, New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

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EXHIBIT B TO ARTL SUBSCRIPTION AGREEMENT

10. Successors and Assigns.

This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11. Headings.

The headings of various sections of this Warrant have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

12. Severability.

If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance hereof shall be interpreted as if such provision were so excluded.

13. Modification and Waiver.

This Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

14. Specific Enforcement.

The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

15. Assignment.

This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant as Exhibit B hereto, and, upon the Company’s receipt thereof, and in any event, within five (5) business days thereafter, the Company shall issue a Warrant to the Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

[SIGNATURE PAGE FOLLOWS]

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EXHIBIT B TO ARTL SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by one of its officers thereunto duly authorized.

ARTELO BIOSCIENCES, INC.

By:
Name:	Gregory Gorgas
Title:	President & Chief Executive Officer

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EXHIBIT B TO ARTL SUBSCRIPTION AGREEMENT

EXHIBIT A

NOTICE OF EXERCISE

To Be Executed by the Holder in Order to Exercise the Series C Common Stock Purchase Warrant

The undersigned Holder hereby elects to purchase ________ Shares pursuant to the attached Series C Common Stock Purchase Warrant, and requests that certificates for securities be issued in the name of:

_________________________________________________________

_________________________________________________________

_________________________________________________________

(Please type or print name and address)

_________________________________________________________

(Social Security or Tax Identification Number)

and to be delivered to: ________________________________________________.

(Please type or print name and address if different from above)

If such number of Shares being purchased hereby shall not be all the Shares that may be purchased pursuant to the attached Warrant, a new Warrant for the balance of such Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

In full payment of the purchase price with respect to the Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of [________________].

OR

If permitted, the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in Section 1(a) of the Warrant with respect to the maximum number of Shares purchasable pursuant to the cashless exercise procedure set forth Section 1(a).

HOLDER:

By:
Name:
Title:
Address:

Dated:

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EXHIBIT B TO ARTL SUBSCRIPTION AGREEMENT

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

TO:	Artelo Biosciences, Inc.
[ADDRESS]

FOR VALUE RECEIVED, ____________ shares of the foregoing Series C Common Stock Purchase Warrant of Artelo Biosciences, Inc. and all rights evidenced thereby are hereby assigned to:

_____________________________________________ whose address is:

(Print Name)

_____________________________________________________________

(Address)

_____________________________________________________________

(City, State, Zip)

Dated: ______________ , 20___

Holder’s Signature:

Holder’s Address:

Signature Guaranteed: _______________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Series C Common Stock Purchase Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Series C Common Stock Purchase Warrant.

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EXHIBIT C TO ARTL SUBSCRIPTION AGREEMENT

EXHIBIT C

US RESIDENTS ACCREDITED INVESTOR QUESTIONNAIRE

Name: _________________________	Signature: _________________________

Please initial the applicable category:

Categories of Individual Accredited Investors

INDIVIDUAL INVESTORS:

[______] Category 1: A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with my spouse in excess of $300,000 in each of those years, and I reasonably expect reaching the same income level in the current year.

[______] Category 2: A natural person whose individual net worth, or joint net worth with my spouse, presently exceeds $1,000,000 (excluding the value of my primary residence).

(In calculating net worth, include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property, MINUS your debts and liabilities. A mortgage or other indebtedness secured by your primary residence should not be included in the liabilities used to calculate net worth except to the extent such indebtedness exceeds the value of the residence.)

Other Categories of Accredited Investors

INDIVIDUAL RETIREMENT ACCOUNTS (to be initialed by participant, not the IRA custodian):

[______] An individual retirement account administered in accordance with the Code, the participant of which meets at least one of the suitability requirements for individual investors above.

CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, BUSINESS TRUSTS OR OTHER ENTITIES:

[______] A corporation, partnership, limited liability company, or any other entity in which all of the equity owners are “accredited investors” (meeting at least one of the suitability requirements for individual investors above).

[______] A corporation, partnership, limited liability company, tax-exempt organization (under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)) or “Massachusetts” or similar business trust with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Securities.

GRANTOR OR FAMILY TRUSTS (NOTE: Please provide a copy of the trust agreement):

[______] A revocable or family trust, the settler (s) or grantor(s) of which (i) may revoke the trust at any time and regain title to the trust assets and (ii) meet(s) at least one of the suitability requirements for individual investors above.

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EXHIBIT D TO ARTL SUBSCRIPTION AGREEMENT

EXHIBIT D

REPRESENTATION LETTER

FOR

RESIDENTS OF ALBERTA, BRITISH COLUMBIA, AND ONTARIO CANADA

TO:	Artelo Biosciences, Inc. Wilson Sonsini Goodrich & Rosati, P.C., 12235 El Camino Real, San Diego, CA 92130

In connection with the purchase by the undersigned of Units of the Company, the undersigned is delivering this representation letter to the Subscription Agreement between the undersigned and the Company, the undersigned hereby represents, warrants and certifies to the Company that the undersigned is resident in British Columbia or is otherwise subject to the securities laws of British Columbia, and is either (A) an “accredited investor” within the meaning National Instrument 45-106 (Prospectus and Registration Exemptions) on the basis that the undersigned fits within that category of “accredited investor” identified on the attached Schedule to this Representation Letter beside which the undersigned has marked its initials; or (B) is purchasing the Units as a principal, and is (please initial all applicable descriptions):

_____ (i) a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (ii) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (iii) a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Company or of an affiliate of the Company,

_____ (iv) a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (v) a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (vi) a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

_____ (vii) a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

_____ (viii) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii), or

_____ (ix) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vii).

[SIGNATURE PAGE FOLLOWS]

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EXHIBIT D TO ARTL SUBSCRIPTION AGREEMENT

DATED: _____________ , 2018

(Name of Subscriber – please print)

(Authorized Signature)

(Official Capacity – please print)

(please print name of individual whose signature appears above)

IMPORTANT:	IF APPLICABLE, PLEASE COMPLETE THE SCHEDULE TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG.

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EXHIBIT D TO ARTL SUBSCRIPTION AGREEMENT

SCHEDULE A TO EXHIBIT D

ALBERTA, BRITISH COLUMBIA AND ONTARIO CANADA RESIDENTS

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Name: ____________________

Signature: ____________________

Date: ________________________

Meaning of “Accredited Investor”

The term “accredited investor” is defined in National Instrument 45-106 (Prospectus and Registration Exemptions) to mean:

_____	(1)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
_____	(2)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
_____	(3)

a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_____	(4)

a person registered under the securities legislation of a jurisdiction of Canada, or as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador);

_____	(5)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);
_____	(6)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
_____	(7)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite’de gestion de la taxe scolaire de l’ile de Montreal or an intermunicipal management board in Quebec;

_____	(8)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
_____	(9)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
_____	(10)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

_____	(11)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

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EXHIBIT D TO ARTL SUBSCRIPTION AGREEMENT

_____	(12)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
_____	(13)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
_____	(14)

an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (of NI-106) [Minimum amount investment], and 2.19 (of NI-106) [Additional investment in investment funds], or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (of NI-106) [Investment fund reinvestment];

_____	(15)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

_____	(16)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_____	(17)

a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

_____	(18)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction or the registered charity to give advice on the securities being traded;

_____	(19)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) above in form and function;
_____	(20)

a person in respect of which all of the owners of interests, direct or indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

_____	(21)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
_____	(22)

a person that is recognized or designated by the securities regulatory or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in British Columbia after NI-106 comes into force

The following definitions relate to certain of the categories of “accredited investor” set forth above:

“Adviser” means a person or company engaging in or holding itself out as engaging in the business of advising others with respect to investing in or the buying or selling of securities or exchange contracts.

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act or (b) a bank, loan Company, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

“Financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

“Foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada.

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EXHIBIT D TO ARTL SUBSCRIPTION AGREEMENT

“Fully managed account” means an account of a client for which a person makes investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

“Issuer” means a person or company who: (i) has a security outstanding; (ii) is issuing a security; or (iii) proposes to issue a security.

“Investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure.

“Jurisdiction” means a province or territory of Canada, except when used in the term foreign jurisdiction.

“Person” includes, an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

“Spouse” means, an individual who, (a) is married to another individual and is not living separate and apart with the meaning of the Divorce Act (Canada), from the other individual, (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender.

“Subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Affiliated Issuers

An issuer is affiliated with another issuer if one of them is the subsidiary of the other or if each of them is controlled by the same person.

Control

A person is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references in this Schedule A are in Canadian Dollars.

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